UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 18, 2007

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On December 18, 2007, Quality Distribution, Inc. (the “Company”) and its wholly owned subsidiary Quality Distribution, LLC (“QD LLC”) entered into a new senior secured asset-based loan revolving facility with a maturity of five and one half years (the “ABL Facility”) with Credit Suisse, Cayman Islands Branch, as administrative agent, General Electric Capital Corporation, as collateral agent, and SunTrust Bank, as syndication agent, and the lenders party thereto from time to time. The ABL Facility consists of a $195.0 million current asset tranche (the “current asset tranche”) and a $30.0 million fixed asset tranche (the “fixed asset tranche”), with the total commitments under the fixed asset tranche to be reduced, and the total commitments under the current asset tranche correspondingly increased, by $5.0 million on each of the second and third anniversaries of the closing date of the ABL Facility.

Borrowings of revolving loans under the ABL Facility are allocated pro rata to the current asset tranche and the fixed asset tranche based on the then-applicable current asset borrowing base and the then-applicable fixed asset borrowing base.

The ABL Facility includes borrowing capacity of up to $150.0 million for letters of credit, which are allocated pro rata between the two tranches based on the then-current borrowing base for each tranche (or, if the credit extensions under the fixed asset tranche are repaid and the commitments thereunder are terminated prior to the termination of the ABL Facility, to the current asset tranche), and up to $10.0 million for swingline borrowings on same-day notice, which are allocated under the current asset tranche.

Borrowings under the ABL Facility bear interest at a rate equal to an applicable margin plus, at the Company’s option, either a base rate or LIBOR. The initial applicable margin for borrowings under the current asset tranche is 1.00% with respect to base rate borrowings and 2.00% with respect to LIBOR borrowings. The initial applicable margin for borrowings under the fixed asset tranche is 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings. The applicable margin for such borrowings will be reduced or increased based on aggregate borrowing base availability under the ABL Facility over the life of the ABL Facility. In addition to paying interest on outstanding principal under the ABL Facility, the Company will be required to pay a commitment fee to the lenders in respect of the unutilized commitments thereunder at a rate equal to 0.25%. The Company will also pay customary letter of credit fees. The Company may voluntarily repay outstanding loans under the ABL Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

All obligations under the ABL Facility are guaranteed by the Company and each of the Company’s wholly-owned domestic restricted subsidiaries (other than the Company’s immaterial subsidiaries). Obligations under the current asset tranche, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements), are secured by a first priority lien on certain assets of QD LLC and the guarantors, including eligible accounts, eligible inventory and eligible truck and trailer fleet (“current asset tranche priority collateral”) and a second priority lien on all other assets of QD LLC and the guarantors, including eligible real property and certain eligible equipment (“fixed asset tranche priority collateral”). Obligations under the fixed asset tranche, and the guarantees of those obligations, are secured by a first-priority lien on fixed asset tranche priority collateral and a second priority lien on current asset tranche priority collateral.

The ABL Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability, and the ability of the Company’s subsidiaries, to sell assets; incur additional indebtedness; prepay other indebtedness (including the Notes); pay dividends and distributions or repurchase their capital stock; create liens on assets; make investments; make certain acquisitions; engage in mergers or consolidations; engage in certain transactions with affiliates; amend certain charter documents and material agreements governing subordinated indebtedness, including the Company’s existing subordinated notes; change the business conducted by it and its subsidiaries; and enter into agreements that restrict dividends from subsidiaries. The ABL Facility also contains certain customary affirmative covenants and events of default.

On December 18, 2007, QD LLC announced the consummation of its offering, together with its wholly owned subsidiary QD Capital Corporation (“QD Capital,” and together with QD LLC, the “Issuers”), of $50.0 million aggregate principal amount of Senior Floating Rate Notes due 2012, Series B (the “Notes”) through a private offering (the “Notes Offering”). In connection therewith, the Issuers and each of the guarantors of the Notes entered into an Indenture (as defined below) with The Bank of New York Trust Company, N.A., as Trustee, and also entered into a Registration Rights Agreement, each of which is described under Item 2.03 below and filed as an exhibit to this report.

On December 18, 2007, the Issuers and Boasso entered into a Supplemental Indenture to the Indenture governing the Issuer’s 9% senior subordinated notes due 2010, dated as of November 13, 2003, among the Issuers, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (the “9% Indenture”), pursuant to which Boasso agreed to be a guarantor under the 9% Indenture and be bound by the terms of the Indenture applicable to guarantors party thereto.

On December 18, 2007, the Issuers and Boasso entered into a Supplemental Indenture to the Indenture governing the Issuer’s senior floating rate notes due 2012, dated as of January 28, 2005, among the Issuers, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (the “2012 Indenture”), pursuant to which Boasso agreed to be a guarantor under the 2012 Indenture and be bound by the terms of the Indenture applicable to guarantors party thereto.

The proceeds of the ABL Facility, together with the proceeds from the Notes Offering (defined below), cash on hand and a $2.5 million promissory note were or will be used to finance a portion of acquisition by QDI of Boasso America Corporation (“Boasso”) (which amounts include the assumption of all the existing capital lease indebtedness of Boasso), to repay all outstanding indebtedness under the Company’s previously existing senior secured credit facility, to repay related fees and expenses, and, going forward, for working capital needs and general corporate purposes, including permitted acquisitions.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On December 18, 2007, Quality Distribution, LLC (“QD LLC”), a Delaware limited liability company and wholly owned subsidiary of Quality Distribution, Inc., a Florida corporation, (the “Company”) completed the previously announced acquisition (the “Acquisition”) of all of the outstanding capital stock of Boasso America Corporation, a Louisiana corporation (“Boasso”), pursuant to the Stock Purchase Agreement, dated August 2, 2007 (the “Purchase Agreement”), as amended on December 18, 2007 (the “Amendment to the Purchase Agreement”), by and among QD LLC and each of Walter J. Boasso, Scott Leonard, Scott D. Giroir, Robert E. Showalter, in his individual capacity and as trustee for the Boasso Inter Vivos Trust for each of Brittany Anne Boasso, Walter Joseph Boasso, Jr., Rory James Boasso and Rose Mary Doyle (each a “Seller” and together, the “Sellers”). The Amendment to the Purchase Agreement evidenced a decision among QD LLC and the Sellers to adjust downward the estimated net working capital of Boasso by $1,000,000. As a result, the total consideration paid was also adjusted downward by $1,000,000.

The aggregate consideration for the Acquisition consisted of (i) $56,350,000 in cash less the outstanding long-term indebtedness of Boasso and (ii) a $2,500,000 promissory note (the “Note”) for the benefit of Walter J. Boasso. The Note will have a term of two years, but the holder has the right to require that it be paid in full on the first anniversary of the Acquisition. The Note will be convertible into shares of the Company common stock following the first anniversary of the Acquisition at the election of the holder.

Boasso provides ISO tank container and depot services, with facilities located in Chalmette, Louisiana; Houston, Texas; Charleston, South Carolina; Chicago, Illinois; Detroit, Michigan and Jacksonville, Florida. For its fiscal year ended March 31, 2007, Boasso reported revenues of approximately $70 million.

There was no material relationship between Boasso and Company or any of Company’s affiliates, directors, or officers, or any associate of Company’s directors or officers.

The foregoing description of the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreement that was filed by Company as Exhibit 2.1 to the 10-Q filed on November 8, 2007 and the Amendment to the Purchase Agreement filed as Exhibit 2.1 to this report.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 18, 2007, the Issuers consummated an offering of the Notes, as provided for in Item 1.01 above. The Notes were sold in a private placement offering exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in reliance on Regulation S under the Securities Act.

The Notes are governed by an indenture, dated as of December 18, 2007, among the Issuers, the guarantors of the Notes and The Bank of New York Trust Company, N.A., as Trustee (the “Indenture”).

The Notes were issued at an issue price of 93.0% of the principal amount thereof, less discounts and commissions to the initial purchaser thereof. The Notes will bear interest at a floating rate which shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (commencing on January 15, 2008). Interest will accrue at a floating rate per annum, reset quarterly, equal to three-month LIBOR (as defined in the Indenture) plus 4.50%, and the Notes will mature on January 15, 2012. The initial interest rate on the notes will be 9.72% per annum.

The Notes will be redeemable at the option of the Issuers initially at 102.0% (expressed as a percentage of principal amounts) until January 14, 2008, and thereafter at the following redemption prices (expressed as percentages of principal amounts): 101.0% if redeemed during the twelve months commencing January 15, 2008, and 100.0% if redeemed during the twelve months commencing January 15, 2009 and thereafter.

The Indenture contains covenants that limit, among other things, subject to certain exceptions, the ability of the Issuers to incur or guarantee additional indebtedness, pay dividends or distributions on, or redeem or repurchase, capital stock, make investments, consummate certain asset sales, engage in transactions with affiliates, grant or assume liens, and consolidate, merge or transfer all or substantially all of their assets. The Indenture also provides for the acceleration of the maturity of the Notes upon the occurrence of certain specified events of default, including the failure to make any interest payment, comply with other covenants under the Indenture or default in acceleration of certain indebtedness after specified cure periods and certain events of bankruptcy or insolvency.

The Issuers have agreed, pursuant to a Registration Rights Agreement, dated December 18, 2007, between the Issuers, the guarantors of the Notes and the other parties thereto (the “Registration Rights Agreement”), to file a registration statement within 120 days relating to an offer to exchange the Notes for debt securities issued by the Issuers which are substantially identical in all material respect to the Notes and to use their commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission within 180 days, and to consummate the exchange offer within 220 days, from December 18, 2007. If the Issuers fail to satisfy these obligations, they will be required to pay liquidated damages.

The descriptions set forth above are qualified in entirety by reference to the Indenture, the Registration Rights Agreement and the Credit Agreement dated as of December 18, 2007 by and among the Company, QD LLC, the other loan parties party thereto, the lenders party thereto from time to time, Credit Suisse, Cayman Islands Branch, as administrative agent for the lenders, General Electric Capital Corporation, as collateral agent for the lenders, and Suntrust Bank, as syndication agent, which are filed as Exhibits 10.1, 10.2 and 10.3 to this report. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
2.1	Amendment to Stock Purchase Agreement, dated as of December 18, 2007, by and among QD LLC and each of Walter J. Boasso, Scott Leonard, Scott D. Giroir, Robert E. Showalter, in his individual capacity and as trustee for the Boasso Inter Vivos Trust for each of the individuals named therein.

10.1	Indenture, dated as of December 18, 2007, among the Issuers, the guarantors of the Notes and The Bank of New York Trust Company, N.A., as trustee.

10.2	Registration Rights Agreement, dated as of December 18, 2007, between the Issuers, the guarantors of the Notes and the other parties thereto.

10.3	Credit Agreement, dated as of December 18, 2007, by and among the Company, QD LLC, the other loan parties party thereto, the lenders party thereto from time to time, Credit Suisse, Cayman Islands Branch, as administrative agent for the lenders, General Electric Capital Corporation, as collateral agent for the lenders, and SunTrust Bank, as syndication agent.

10.4	Current Asset Revolving Facility Guarantee and Collateral Agreement, dated as of December 18, 2007, by and among the Company, QD LLC, the other loan parties party thereto, Credit Suisse, Cayman Islands Branch, as current asset revolving facility administrative agent, and General Electric Capital Corporation, as current asset revolving facility collateral agent.

10.5	Fixed Asset Revolving Facility Guarantee and Collateral Agreement, dated as of December 18, 2007, by and among the Company, QD LLC, the other loan parties party thereto, Credit Suisse, Cayman Islands Branch, as fixed asset revolving facility administrative agent, and General Electric Capital Corporation, as fixed asset revolving facility collateral agent.

10.6	Supplemental Indenture to the indenture governing the Issuers’ 9% senior subordinated notes due 2010, dated as of December 18, 2007, by the Issuers, the guarantors named therein, Boasso and The Bank of New York Trust Company, N.A., as trustee.

10.7	Supplemental Indenture to the indenture governing the Issuers’ senior floating rate notes due 2012, dated as of December 18, 2007, by the Issuers, the guarantors named therein, Boasso and The Bank of New York Trust Company, N.A., as trustee.

99.1	Press Release dated as of December 18, 2007.

This Current Report on Form 8-K contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, these risks and uncertainties include the Company’s substantial leverage; economic factors; downturns in customers’ business cycles or in the national economy; the cyclical nature of the transportation industry; claims exposure and insurance costs; adverse weather conditions; dependence on affiliates and owner-operators; changes in government regulation including transportation, environmental and anti-terrorism laws; the Company’s environmental remediation costs; fluctuations in fuel pricing or availability; increases in interest rates; changes in senior management; its ability to achieve projected operating objectives and debt reduction in 2007; its ability to successfully integrate acquired businesses or integrate affiliate businesses converted to Company-controlled operations; and the Company’s ability to attract and retain qualified drivers. In addition, difficulties or delays in effecting repayment of indebtedness could cause the Company’s results to differ materially from current expectations. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

By:	/s/ TIMOTHY B. PAGE
Name:	Timothy B. Page
Title:	Senior Vice President and Chief Financial Officer

December 18, 2007

EXHIBIT INDEX

Exhibit No.	Document
2.1	Amendment to Stock Purchase Agreement, dated as of December 18, 2007, by and among QD LLC and each of Walter J. Boasso, Scott Leonard, Scott D. Giroir, Robert E. Showalter, in his individual capacity and as trustee for the Boasso Inter Vivos Trust for each of the individuals named therein.

10.1	Indenture, dated as of December 18, 2007, among the Issuers, the guarantors of the Notes and The Bank of New York Trust Company, N.A., as trustee.

10.2	Registration Rights Agreement, dated as of December 18, 2007, between the Issuers, the guarantors of the Notes and the other parties thereto.

10.3	Credit Agreement, dated as of December 18, 2007, by and among the Company, QD LLC, the other loan parties party thereto, the lenders party thereto from time to time, Credit Suisse, Cayman Islands Branch, as administrative agent for the lenders, General Electric Capital Corporation, as collateral agent for the lenders, and SunTrust Bank, as syndication agent.

10.4	Current Asset Revolving Facility Guarantee and Collateral Agreement, dated as of December 18, 2007, by and among the Company, QD LLC, the other loan parties party thereto, Credit Suisse, Cayman Islands Branch, as current asset revolving facility administrative agent, and General Electric Capital Corporation, as current asset revolving facility collateral agent.

10.5	Fixed Asset Revolving Facility Guarantee and Collateral Agreement, dated as of December 18, 2007, by and among the Company, QD LLC, the other loan parties party thereto, Credit Suisse, Cayman Islands Branch, as fixed asset revolving facility administrative agent, and General Electric Capital Corporation, as fixed asset revolving facility collateral agent.

10.6	Supplemental Indenture to the indenture governing the Issuers’ 9% senior subordinated notes due 2010, dated as of December 18, 2007, by the Issuers, the guarantors named therein, Boasso and The Bank of New York Trust Company, N.A., as trustee.

10.7	Supplemental Indenture to the indenture governing the Issuers’ senior floating rate notes due 2012, dated as of December 18, 2007, by the Issuers, the guarantors named therein, Boasso and The Bank of New York Trust Company, N.A., as trustee.

99.1	Press Release dated as of December 18, 2007.